EXHIBIT 21.1

Subsidiaries of Registrant

Set forth below is a list of subsidiaries of Icahn Enterprises L.P. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity	Jurisdiction of Formation

Icahn Enterprises Holdings L.P.	Delaware
American Casino & Entertainment LLC	Delaware
ACE Nevada Corp.	Nevada
AREH Oil & Gas Corp.	Delaware
AREP Oil & Gas Holdings LLC	Delaware
AREP Sands Holding LLC	Delaware
AREP Cotton LLC	Delaware
Atlantic Coast Entertainment Holdings, Inc.	Delaware
Bayswater Development LLC	Delaware
Federal-Mogul Corporation	Delaware
Icahn Capital LP	Delaware
Icahn Capital Management LP	Delaware
Icahn Offshore LP	Delaware
Icahn Onshore LP	Delaware
ICM GP Corp.	Delaware
IEH FM Holdings LLC	Delaware
IPH GP LLC	Delaware
National Energy Group, Inc.	Delaware
New Seabury Properties, L.L.C.	Delaware
PSC Metals Inc.	Ohio
Textile Holding, LLC	Delaware
The Bayswater Group LLC	Delaware
Vero Beach Acquisition LLC	Delaware
WestPoint International Inc.	Delaware
WestPoint Home Inc.	Delaware